QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        As an independent registered public accounting firm, we hereby consent to the use of our report dated March 10, 2006 (except for Note 14 as to which the date is March 30, 2006) and to all references to our firm included in or made a part of this Registration Statement.

/s/ Hein & Associates LLP

Dallas, Texas
April 20, 2006

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM